Exhibit 99.1

BUNKER HILL SHAREHOLDERS VOTE TO APPROVE

BUSINESS COMBINATION WITH SILVER47 EXPLORATION CORP,

AS COMPANY COMPLETES DRAWDOWNS OF OCEAN PARTNERS AND TECK FACILITIES SUPPORTING RAMP-UP TO COMMERCIAL PRODUCTION BY END Q4 2026

KELLOGG, IDAHO | VANCOUVER, BRITISH COLUMBIA, October 28, 2026 – Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX: BNKR | OTCQB: BHLL) is pleased to announce that Bunker Hill stockholders approved all matters voted on at the special meeting of stockholders (the “Meeting”) held today in Kellogg, Idaho, including the charter amendment and share issuance resolutions in connection with the proposed business combination (the “Transaction”) with Silver47 Exploration Corp. (TSXV: AGA | OTCQX: AAGAF | Frankfurt: QP2) (“Silver47”).

The Company is also pleased to announce that it remains on track to achieve commercial production by end Q4 2026, supported by the drawing down of the remaining amounts available under its concentrate prepayment facility (the “Ocean Partners Facility”) with Ocean Partners UK Ltd. (“Ocean Partners”), and its existing standby facility (the “Standby Facility”) provided by Teck Resources Limited, together with its affiliates (“Teck”). Together, the drawdowns provided aggregate proceeds of US$20,000,000 to the Company.

Sam Ash, President and CEO of Bunker Hill stated: “I wish to thank the combined Bunker Hill and Silver 47 shareholders for supporting this exciting transaction that will materially improve their exposure to US-based Silver and Critical Metals. This is a source of remarkable US-based investment value to be unlocked by the re-investment of cash flow generated by the Bunker Hill Mine, which remains on track to achieve commercial production by the end of 2026, supported by the drawdowns from the existing Teck and Ocean Partners facilities.”

Special Meeting

A total of 27,295,759 shares of common stock (“Common Shares”) were represented in person or by proxy at the Meeting, representing approximately 57.82% of the Company’s issued and outstanding Common Shares as of the record date for the Meeting.

All matters submitted to stockholders for approval as set out in the Company’s proxy statement dated September 23, 2026 (the “Proxy Statement”), were approved by the requisite majorities of votes cast at the Meeting.

Of the votes cast at the Meeting: (i) 25,847,044 Common Shares, representing 94.69%, were voted in favour of the Charter Amendment Proposal (as defined in the Proxy Statement); and (ii) 25,949,684 Common Shares, representing 95.07%, were voted in favour of the Share Issuance Proposal (as defined in the Proxy Statement). The detailed voting results for the Meeting will be available under the Company’s SEDAR+ profile at www.sedarplus.ca.

In addition to the approval by Bunker Hill stockholders, the Silver47 shareholders approved the Transaction at its special meeting of shareholders held on October 27, 2026. Closing of the Transaction remains subject to satisfaction of certain customary conditions, including receipt of final court and stock exchange approvals. Subject to the satisfaction of these conditions, the Company anticipates that closing of the Transaction will occur on or about November 5, 2026. Further details regarding the Transaction, including the principal closing conditions and the anticipated benefits of the Transaction, can be found in the Proxy Statement, which can be found on the Company’s SEDAR+ profile at www.sedarplus.ca and on EDGAR at www.sec.gov.

Ramp-Up to Commercial Production

Fig 1: Zinc Concentrate being loaded into trucks for transport to Teck’s Trail Smelter

The operation is now transporting Zinc and Lead-Silver concentrates to market - the Zinc to Trail, British Columbia, and the Lead-Silver via Ocean Partners to various buyers. Other highlights include:

●	The safety of the expanding Bunker Hill team remains the highest priority. It is now 569 days since the last reportable injury. The quality of front-line supervision and individual commitment to safety and operational improvement remains outstanding and reflective of the exceptional human mining talent available in the remarkable Silver Valley.

●	The underground mining operation is meeting tonnage and grade requirements for this stage of ramp up through mining both UTZ on the 5-Level and part of the recently discovered Cate-8 on the 8-Level. It recently blasted its largest long hole-transverse stope to date: 7000t of ore moved from a 60ft long x 40ft wide x 50ft deep section, a breakthrough to a new level of efficiency and productivity.

●	The average throughput in the plant is now above 1100t/day (excluding down time) with recoveries for both Lead and Zinc averaging >70%, with plant availability targets improving as the maintenance systems evolve, training of the new team advances and mechanical optimization work is executed to plan. This places the plant on track to achieve its commercial targets by the end of 2026.

2027 Business Planning

The update to the Resource and Reserve Table is being worked on, to incorporate the Cate-8 and other near-mine discoveries. The Company plans to issue this update by the end of 2026.

Working with Ausenco and Tierra Group, the Bunker Hill technical team is progressing its study of a ramp up of production to 2500tpd from 2027, via the construction of a new 6000ft portal nearer to the processing plant, minor enhancements to the existing processing plant and enhancements to the on-site dry-stack tailings facility.

The Company currently expects to issue production guidance for 2027 taking account of the ramp-up to commercial production, exploration and study progress, and associated mine planning by the end of 2026.

Facility Drawdowns

The proceeds of the drawdowns will support the final phases of ramp-up to commercial production at the Bunker Hill Mine, including mechanical optimization in the plant, underground development, and general working capital through the first concentrate sales cycles.

Ocean Partners Concentrate Prepayment Facility

As previously announced on August 21, 2026, Bunker Hill entered into a concentrate prepayment agreement with Ocean Partners, a current shareholder of Bunker Hill, for a concentrate prepayment facility of up to US$10,000,000. The Company has now drawn the full US$10,000,000 available under the Ocean Partners Facility. The Ocean Partners Facility further strengthens the Company’s partnership with Ocean Partners, a global provider of trading services for miners, smelters, and refiners.

Teck Standby Facility

The Company also announces that it has now drawn the remaining US$2,000,000 available under the Standby Facility, such that the Standby Facility, in the aggregate principal amount of US$10,000,000, is fully drawn. The Standby Facility forms part of the Company’s broader financing strategy and is intended to provide additional capital flexibility during the initial years of operations.

The Company continues to prudently manage its liquidity while focusing on safely increasing production, optimizing plant performance and generating sustainable cash flow.

As Teck and its affiliates have beneficial ownership of, or control or direction over, directly or indirectly, more than 10% of the shares of common stock of the Company, the drawdown between the Company and Teck described above constitutes a “related party transaction” as defined under MI 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). This and previous drawdowns of the Standby Facility will be exempt from the minority shareholder approval requirements of MI 61- 101 pursuant to section 5.7(1)(a), as neither the fair market value of the subject matter of, nor the fair market value of the drawdown for, the transactions involving related parties, will in the aggregate exceed 25% of the Company’s market capitalization. The board of directors of the Company has approved the Standby Facility, the related party transactions with Teck, and all other ancillary matters.

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp. is a U.S.-based exploration and development company focused on the restart of its flagship asset, the historic Bunker Hill Mine in northern Idaho’s prolific Silver Valley. One of North America’s most storied mining districts, the Bunker Hill Mine is being redeveloped as a modern producer of zinc, lead and silver concentrates through responsible mining practices and a disciplined approach to operational execution.

The Company’s strategy is centered on creating long-term value through the efficient restart, optimization and expansion of this high-quality asset while maintaining strong environmental stewardship, safety performance and community engagement. Bunker Hill is committed to delivering sustainable growth and maximizing shareholder returns by successfully redeveloping a cornerstone mining operation in the United States.

Additional information is available at www.bunkerhillmining.com, on SEDAR+ and on EDGAR.

For further information, please contact:

Mark McBride

Vice President, Finance

T: 604.842.1384

E: mark.mcbride@bunkerhillmining.com

Neither the Toronto Stock Exchange nor its Regulation Services Provider accepts responsibility for the adequacy or accuracy of this news release. No securities regulatory authority has reviewed or approved the contents of this news release.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release may include, without limitation: Bunker Hill’s ability to receive sufficient project financing for the restart and development of the Bunker Hill Mine and the anticipated timing thereof, satisfaction of conditions to closing the Transaction, including receipt of final court and stock exchange approvals, and the timing of closing the Transaction; the anticipated use of proceeds from the Ocean Partners Facility and the Standby Facility and Bunker Hill’s ramp-up at the Bunker Hill Mine. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to receive sufficient project financing for the restart and ongoing development of the Bunker Hill Mine on acceptable terms or at all; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, and the following: the Company’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).

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